                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 22, 2001
                               (August 21, 2001)


                       PRECISION OPTICS CORPORATION, INC.
           -----------------------------------------------------------

             (Exact name of registrant as specified in its charter)

Massachusetts                        001-10647                   04-2795294
------------------                  ------------             -------------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
of incorporation or organization)   File Number)             Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800

Item 5.           Other Events.

On August 21, 2001, the Registrant issued the following press release announcing operating results for the fourth quarter and year ended June 30, 2001:

FOR IMMEDIATE RELEASE                                   TUESDAY, AUGUST 21, 2001

                     PRECISION OPTICS CORPORATION ANNOUNCES
                       FOURTH QUARTER AND YEAR-END RESULTS

GARDNER, MASSACHUSETTS - Precision Optics Corporation, Inc. (Nasdaq: POCI) announced today operating results for the fourth quarter and year ended June 30, 2001.

OPERATING RESULTS

Revenues for the quarter were $1,447,011 compared to $920,858 for the same period in fiscal year 2000, an increase of 57.1%. Revenues for the fourth quarter of fiscal year 2001 increased 27.6% sequentially over revenues for the third quarter of fiscal year 2001. Net loss was $1,339,169 or $0.13 per share, compared to $337,343, or $0.03 per share, for the same period last year. The weighted average common shares outstanding were 10,499,741 compared to 10,106,850 for the same period last year.

For the year ended June 30, 2001, revenues were $4,247,828 compared to $3,009,649 for the same period last year, an increase of 41.1%. Net loss was $3,742,002, or $0.36 per share, compared to $2,155,890 or $0.26 per share, for the same period last year. The weighted average common shares outstanding were 10,473,348 compared to 8,379,408 for the same period last year.

The increase in revenues for the fourth quarter ended June 30, 2001 over last year's fourth quarter was driven by higher sales of DWDM (Dense Wavelength Division Multiplexing) filters and DWDM filter test instrumentation. Medical sales for the quarter were relatively flat compared to last year.

DWDM filter sales represented 24.8% of total revenues for the year ended June 30, 2001.

200 GHZ FILTERS

During the quarter ended June 30, 2001, sales of 200 GHz filters represented 42.7% of total revenues, and increased 181% sequentially over the third quarter of this year and increased 296% compared to the fourth quarter of last year.

As previously announced, subsequent to June 30, 2001, the Company's principal customer for DWDM filters notified the Company that it had canceled approximately $140,000 of filter orders. The Company was notified that this action was due to the customer's excess inventory issues affecting all of its vendors. As a result, The Company expects shipments of its DWDM filters during the quarter ending September 30, 2001 to be substantially lower than the previous quarter. The Company continues to seek to secure new and repeat filter orders from several potential customers.

100 GHZ DWDM FILTERS

In March 2001, the Company took delivery of a new state-of-the-art 100 GHz production system. Installation and pre-production testing was completed during the quarter ended June 30, 2001. Sample 100 GHz filters have been provided to several potential customers, and discussions are proceeding to obtain initial 100 GHz production orders.

DWDM FILTER TEST INSTRUMENTATION

The Company introduced two major new products at the Optical Fiber Communication Conference (OFC) trade show -- the manual Gen III(TM) DWDM Test Fixture for characterizing telecommunications filters and a fully automated filter testing system. Both products are based on patent-pending technology and allow greatly enhanced speed and accuracy in the measurement of filters. Shipments of manual test fixtures represented 4.7% of total Company revenues for fiscal year 2001. Product development is continuing on the automated filter testing system, with initial sales anticipated during fiscal year 2002.

PRODUCT AND INFRASTRUCTURE DEVELOPMENT

The Company has continued to invest aggressively in research, development and capital equipment to support increased participation in the long-term opportunities the telecommunications industry offers. In particular, work has accelerated on improved, higher-capacity manufacturing processes for 200 GHz filter production, and development and commercialization of 100 GHz filters. With the installation of the 100 GHz system described above, the Company now has proprietary state-of-the-art systems in place for producing both 100 and 200 GHz filters. These systems have accounted for a substantial portion of the Company's recent research and development and capital equipment expenses. For the year ended June 30, 2001, R&D expenses were approximately $3.2 million (up 90% from last year), and capital equipment expenditures were approximately $3.6 million, up more than 75% from the same period last year. With a large part of the DWDM infrastructure currently in place, R&D and capital equipment expenditures of this magnitude are not anticipated in the foreseeable future.

MEDICAL PRODUCTS

For the year ended June 30, 2001, sales of medical products were up 10.7% over last year, and represented 67% of total revenues for fiscal year 2001. However, as was previously reported, the Company's principal customer for stereo endoscopes notified the Company that it would cease placing orders for stereo endoscopes with the Company in favor of other sources of supply. Sales of stereo endoscopes to this customer amounted to 29% of total revenues for fiscal year 2001.

WORKFORCE REDUCTION

The sharp reduction in demand and industry-wide excess inventory levels of passive telecommunications components has hampered the Company's ability to obtain new orders for its DWDM filters. The Company cannot predict when significant demand for its DWDM filters will resume. As previously announced, in August 2001, the Company reduced its workforce by approximately 30%, or 24 employees. Along with the workforce reduction, the Company will be reducing other discretionary expenses. These actions together are expected to generate annual cash savings in the range of $1.5 million to $2 million. The Company will continuously monitor marketplace conditions to determine whether additional cost savings measures are necessary.

OUTLOOK

Noteworthy achievements during fiscal year 2001 included achieving volume production and sales levels for 200 GHz DWDM filters, introducing new instrumentation for low cost production testing of DWDM filters, and introduction of several medical products to partially offset the previously announced loss of our stereo endoscopy contract.

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Business prospects remain uncertain largely because of lack of visibility concerning future spending levels for telecommunications equipment. The Company believes that downward trends in the selling prices of DWDM filters may continue because of existing inventory surpluses, increasing competitive pressure, and softening demand experienced by telecommunications equipment providers.

Following the previously announced workforce reduction, the Company continues to cautiously evaluate courses of action which will allow it to retain its core DWDM capabilities in a state of readiness for the return of DWDM filter opportunities, while conserving cash reserves and other vital resources during this period of market slow down. The Company continues to believe its DWDM filters and test instrumentation will be well positioned to generate higher revenues when the overall economy and market conditions in the telecommunications industry improve.

ABOUT PRECISION OPTICS

Precision Optics Corporation, a leading manufacturer of optical thin films and optical instruments since 1984, designs and manufactures high-quality optical thin film coatings, medical instruments, and other advanced optical systems. Major applications for the Company's thin film coatings include DWDM filters used to increase the bandwidth capacity of fiber-optic telecommunications networks. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class 3-D endoscope for use in minimally invasive surgical procedures.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
                             JUNE 30, 2001 AND 2000

                                            --FOURTH QUARTER--                --TWELVE MONTHS--
                                          2001              2000              2001             2000
                                      ------------      ------------      ------------      -----------
                                       (UNAUDITED)      (UNAUDITED)        (UNAUDITED)     (UNAUDITED)

REVENUES                              $  1,447,011      $    920,858      $  4,247,828      $ 3,009,649

COST OF GOODS SOLD                       1,339,494           593,094         3,438,679        1,965,989
                                      ------------      ------------      ------------      -----------

         GROSS PROFIT                      107,517           327,764           809,149        1,043,660

RESEARCH and DEVELOPMENT EXPENSES          999,093           394,929         3,215,257        1,694,409

SELLING, GENERAL and
ADMINISTRATIVE EXPENSES                    575,511           478,987         2,103,517        1,759,886
                                      ------------      ------------      ------------      -----------

         TOTAL                           1,574,604           873,916         5,318,774        3,454,295
                                      ------------      ------------      ------------      -----------

         OPERATING LOSS                 (1,467,087)         (546,152)       (4,509,625)      (2,410,635)

INTEREST EXPENSE                            (2,220)           (4,903)          (11,860)         (24,317)

INTEREST INCOME                            131,050           214,624           780,395          279,974
                                      ------------      ------------      ------------      -----------

         LOSS BEFORE PROVISION
         FOR INCOME TAXES               (1,338,257)         (336,431)       (3,741,090)      (2,154,978)

PROVISION FOR INCOME TAXES                     912               912               912              912
                                      ------------      ------------      ------------      -----------

         NET LOSS                     $ (1,339,169)     $   (337,343)     $ (3,742,002)     $(2,155,890)
                                      ============      ============      ============      ===========

BASIC AND DILUTED LOSS PER SHARE      $      (0.13)     $      (0.03)     $      (0.36)     $     (0.26)
                                      ============      ============      ============      ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                           10,499,741        10,106,850        10,473,348        8,379,408
                                      ============      ============      ============      ===========

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                               JUNE 30, 2001     JUNE 30, 2000
                                                               ------------      ------------
CURRENT ASSETS
         Cash and Cash Equivalents                             $ 10,530,298      $ 15,128,750
         Accounts Receivable, Net                                 1,003,496           638,299
         Inventories                                              1,524,119         1,109,511
         Prepaid Expenses                                           109,760            70,807
                                                               ------------      ------------
                  Total Current Assets                           13,167,673        16,947,367
                                                               ------------      ------------

PROPERTY AND EQUIPMENT                                            9,386,047         5,768,913
         Less:  Accumulated Depreciation                         (3,600,380)       (2,901,892)
                                                               ------------      ------------
                  Net Property and Equipment                      5,785,667         2,867,021
                                                               ------------      ------------

OTHER ASSETS                                                        266,671           270,806
                                                               ------------      ------------

TOTAL ASSETS                                                   $ 19,220,011      $ 20,085,194
                                                               ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                                      $  1,062,056      $    756,414

CAPITAL LEASE OBLIGATION AND OTHER                             $     68,703      $     88,175

STOCKHOLDERS' EQUITY
         Common Stock, $.01 par value-
              Authorized -- 20,000,000 shares
              Issued and Outstanding - 10,503,908 and
                  10,285,158 shares at June 30, 2001
                  June 30, 2000, respectively                       105,039           102,852
         Additional Paid-in Capital                              27,682,657        25,094,195
         Accumulated Deficit                                     (9,698,444)       (5,956,442)
                                                               ------------      ------------
                  Total Stockholders' Equity                     18,089,252        19,240,605
                                                               ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 19,220,011      $ 20,085,194
                                                               ============      ============

Forward-looking statements contained in this news release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, the impact of competitive products and pricing, availability of third-party components, cost and yields associated with production of the Company's optical communications and other products and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000.

                                       ###

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRECISION OPTICS CORPORATION, INC.

Date:  August 22, 2001              By:  /s/ Jack P. Dreimiller
                                         ---------------------------------------
                                           Name:      Jack P. Dreimiller
                                           Title:     Senior Vice President,
                                                      Finance and Chief
                                                      Financial Officer